SB 20156

SMITHTOWN BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

~~PAR VALUE $1.25 PER SHARE~~

PAR VALUE CHANGED TO $0.01

THIS CERTIFICATE IS TRANSFERABLE IN BOTH CRANFORD, NEW JERSEY AND NEW YORK, NEW YORK

SEE LEGEND ON SHAREHOLDER PROTECTION RIGHTS AGREEMENT ON BACK

CUSIP 832449 10 2

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF
SMITHTOWN BANCORP, INC.

CERTIFICATE OF STOCK

a New York corporation, transferable by the holder hereof on the books of the Corporation in person or by duly authorized attorney only upon surrender of this Certificate properly endorsed.

The Certificate of Incorporation, as from time to time amended, the Bylaws of the Corporation, as from time to time amended, and the laws of the State of New York, as from time to time amended, are by reference incorporated herein and the holder hereof by accepting this Certificate consents to the provisions thereof and agrees to be bound thereby.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, Smithtown Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated

Judith Barber
SECRETARY

SMITHTOWN BANCORP, INC. CORPORATE SEAL 1984 NEW YORK

Bradley E. Rock
PRESIDENT

SMITHTOWN BANCORP, INC.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of September 23, 1997 (as such may be amended from time to time, the "Rights Agreement"), between Smithtown Bancorp, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFTS MIN ACT–__________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors Act
____
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____

__________ Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated __________

NOTICE: __________
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guaranteed: __________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.